PRESS RELEASE	Contact: Stephanie A. Heist
August 2, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS ANNOUNCES COMMENCEMENT
OF UNDERWRITTEN PUBLIC OFFERING

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ: WSFS), the parent company of Wilmington Savings Fund Society, FSB (“WSFS Bank”), announced today its intention to commence a public offering of approximately $40.0 million of its common stock.  The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on Form S-3.  The Company expects to use the net proceeds from this offering for general corporate purposes, which may include, among other things, (i) support of organic growth arising in the Company's market place and resulting from the current market environment, (ii) acquisition-based growth in the Company's target markets, including the recently-announced acquisition of Christiana Bank & Trust Company, and (iii) the potential repurchase of securities issued to the U.S. Department of Treasury under the Capital Purchase Program.

Sandler O’Neill + Partners, L.P. will serve as the lead managing underwriter for the offering.  Janney Montgomery Scott LLC will serve as co-manager for the offering.  The underwriters will have a 30-day option to purchase from the Company up to an additional 15% of the offered amount of common stock to cover over-allotments, if any.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offering will be made only by means of a prospectus which is a part of the registration statement, a copy of which may be obtained by contacting Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, toll-free at (866) 805-4128.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company.  Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 40 banking offices located in Delaware (35), Pennsylvania (4) and Virginia (1).  WSFS Bank provides comprehensive financial services including commercial banking, retail banking and trust and wealth management.  Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc.  Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name.  For more information, please visit the Bank’s website at www.wsfsbank.com.

Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which are based on various assumptions (some of which may be beyond the Company’s control) are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those currently anticipated.  Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which the Company operates; the volatility of the financial and securities markets, including changes with respect to the market value of our financial assets; that Christiana Bank & Trust Company’s (CBT) business will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the proposed acquisition of CBT may not be fully realized or realized within the expected time frame; revenues following the proposed acquisition of CBT may be lower than expected; customer and employee relationships and business operations may be disrupted by the proposed acquisition; the ability to obtain required governmental approvals, and the ability to complete the proposed acquisition of CBT on the expected timeframe; changes in government regulation affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act which, among other things, eliminates the OTS as our primary regulator and as a result our new regulator will be the Board of Governors of the Federal Reserve System, and WSFS Bank’s new primary banking regulator will be the Office of the Comptroller of the Currency, and potential expenses associated therewith; changes resulting from our participation in the CPP including additional conditions that may be imposed in the future on participating companies; and the costs associated with resolving any problem loans and other risks and uncertainties, discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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